INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Numbers 333-14591, 333-56048 and 33-20125 of Kimball International, Inc. on Form S-8 of our report dated July 29, 2002, appearing in this Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2002.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Indianapolis, Indiana
September 11, 2002

Exhibit 23